Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124011 (Form S-8) of Axion Power International, Inc. and Subsidiaries of our report, dated October 1, 2007, on the consolidated financial statements as of and for the year ended December 31, 2005, appearing in this Annual Report on Form 10-KSB of Axion Power International, Inc. and Subsidiaries for the year ended December 31, 2006.

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
March 31, 2008